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                                                                    EXHIBIT 23.2


                  [LETTERHEAD OF L J SOLDINGER ASSOCIATES LLC]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 11, 2004, which appears on page F-3 of the annual report on Form 10-K of CanArgo Energy Corporation for the year ended December 31, 2003, and to the reference to our Firm under the caption "Experts" in the Prospectus.



/s/ L J SOLDINGER ASSOCIATES LLC

L J Soldinger Associates LLC
Deer Park, Illinois, USA
May 5, 2004